[Letterhead of Singer, Lewak, Greenbaum & Goldstein, L.L.P.]





           Consent of Independent Certified Public Accountants
           ---------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-27930) of our report dated December 17, 1996 on our audits of the consolidated financial statements and financial statement schedule of Certron Corporation and Subsidiary as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, which is included in this Annual Report on Form 10-K.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 23, 1997





















                                EXHIBIT 23